Exhibit 99.1

Bloom Energy Appoints Simon Edwards as Chief Financial Officer

SAN JOSE, Calif., March 26, 2026 – Bloom Energy (NYSE: BE), a global leader in onsite power solutions, today announced the appointment of Simon Edwards as Chief Financial Officer, effective April 13, 2026. A seasoned finance executive with nearly two decades of experience scaling technology companies, Edwards brings a rare combination of operational rigor, systems leadership, and deep exposure to digital infrastructure that aligns with Bloom’s strength, market focus and strategy – to be a solution for power availability as it becomes the defining constraint on the AI industry and its growth.

Edwards joins Bloom from AI-inference leader Groq, where he most recently served as CEO after initially joining as CFO. At Groq, he led the global financial operations and guided the company through a period of rapid expansion, infrastructure build-out, and its recent licensing agreement with Nvidia. His prior leadership roles include CFO positions at Conga and ServiceMax, two leading SaaS businesses, where he led finance, corporate development, and revenue operations teams through phases of transformational growth and sustained margin expansion. Earlier in his career, Edwards held senior financial roles at GE, including CFO of GE Digital and as an executive in the company’s Corporate Audit Staff, giving him strong grounding in manufacturing, service, digital transformation, and data-driven operational excellence.

“Simon brings deep experience across finance and financial operations, along with the discipline, systems thinking and technology leadership needed as Bloom rapidly builds the power platform for the digital economy and beyond,” said KR Sridhar, Founder, Chairman and CEO of Bloom Energy. “His engineering foundation, background in software and experience scaling AI infrastructure will be highly relevant as industries face increasing constraints around power availability. He will further strengthen our accomplished management team. We are pleased to welcome Simon to Bloom.”

Edwards is joining Bloom at a time when companies across sectors — from data centers to manufacturing to healthcare — are turning to onsite power for faster access to resilient, reliable, and cost-effective electricity.

“I’m excited to join Bloom at a pivotal moment, as power availability becomes a defining constraint on digital and AI infrastructure,” said Edwards. “Bloom is uniquely positioned to address this challenge, and I look forward to joining the team and helping to build a scaled, disciplined operating model to support the company’s continued growth.”

Edwards holds a BS in Computing for Real Time Systems from the University of the West of England and an MBA from the Wharton School of the University of Pennsylvania.

About Bloom Energy

Bloom Energy empowers enterprises to meet soaring energy demands and responsibly take charge of their power needs. The company’s solid oxide fuel cell systems provide ultra-resilient, highly scalable onsite electricity for Fortune 500 customers around the world, including data centers, semiconductor manufacturing, large utilities, and other commercial and industrial sectors. Headquartered in Silicon Valley, Bloom Energy employs more than 2,000 people worldwide and manufactures its systems in the United States. For more information, visit BloomEnergy.com.

Forward-looking statements

This press release contains certain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or the negative of these words or similar terms or expressions that concern Bloom’s expectations, strategy, priorities, plans or intentions. These forward-looking statements include, but are not limited to, Bloom’s leadership role in the energy transition, the market opportunity for Bloom with the growth of the AI industry, the ability of Bloom’s technology to meet the energy demand needs, expectations regarding the growth of onsite power generation and distributed power, the pace of deployment, the ability for fuel cells to scale, and the cost efficiency of fuel cells. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including, but not limited to, risks and uncertainties detailed in Bloom’s SEC filings. More information on potential risks and uncertainties that may impact Bloom’s business are set forth in Bloom’s periodic reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 9, 2026, as well as subsequent reports filed with or furnished to the SEC. Bloom assumes no obligation to, and does not intend to, update any such forward-looking statements.

Media

Bloom Energy – Katja Gagen (press@bloomenergy.com)

Investors

Bloom Energy – Michael Tierney (investor@bloomenergy.com)